Exhibit 99.1

       Dolby Laboratories Reports FY 2007 First Quarter Results

    First Quarter Net Income is $29.9 Million on Revenue of $104.4
                                Million


    SAN FRANCISCO--(BUSINESS WIRE)--Feb. 1, 2007--Dolby Laboratories, Inc. (NYSE:DLB) today announced the Company's financial results for the first quarter of fiscal year 2007.

    For the first quarter, Dolby reported total revenue of $104.4 million, compared to $91.0 million for the first quarter of fiscal 2006, an increase of 15 percent. First quarter net income was $29.9 million, or $0.27 per diluted share, compared to $17.3 million, or $0.16 per diluted share, for the first quarter of fiscal 2006.

    Net income for the first quarter of fiscal 2007 reflected stock-based compensation expense of $4.9 million compared to $5.1 million in the first quarter of fiscal 2006.

    "With Dolby's recognized global brand, broad industry presence, and solid business model, we entered fiscal 2007 in a strong position.
With the first quarter completed, I am encouraged by our continued progress. We continue to extend our technologies throughout newer markets, to drive the adoption of additional Dolby technologies, and to innovate," said Bill Jasper, President and Chief Executive Officer, Dolby Laboratories.

    Guidance

    For fiscal 2007, Dolby continues to expect revenue to be $420 million to $450 million. Net income is now expected to be $100 million to $110 million. Consequently, earnings per diluted share are now expected to be $0.88 to $0.96. While stock-based compensation expense may vary based on factors such as stock price or volatility, Dolby continues to expect stock-based compensation expense for the full year to be $20 million to $22 million.

    Conference Call Information

    Members of Dolby management will lead a conference call open to all interested parties to discuss Dolby's first quarter fiscal 2007 financial results at 2:00 p.m. PT/5:00 p.m. ET, Thursday, February 1, 2007.

    Access to the teleconference will be available over the Internet from http://investor.dolby.com/medialist.cfm or by dialing
800-289-0529. International callers can access the conference call at 913-981-5523.

    A replay of the call will be available beginning at 5:00 p.m. PT on February 1, 2007 until 9 p.m. PT on February 8, 2007, at 888-203-1112 (international callers can access the replay by dialing 719-457-0820) and entering confirmation code 9143132. An archived version of the teleconference will also be available on Dolby's website, www.dolby.com.

    Forward Looking Statements

    Certain statements in this press release, including statements relating to Dolby's expectations regarding revenue, net income, earnings per diluted share, and stock-based compensation expense for the fiscal year ending September 28, 2007, and Dolby's expectations concerning extending its technologies into newer markets, driving the adoption of additional Dolby technologies, and continuing to innovate, and the benefits, including long-term growth opportunities, that may be derived therefrom are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with trends in DVD markets; pricing pressures; the development of the markets for PCs, broadcast, gaming, automotive, and portable audio and video players that incorporate Dolby's technologies; the timing of Dolby's receipt of royalty reports and/or payments from its licensees; Dolby's accuracy of calculation of royalties due to its licensors; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets in the entertainment industry; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; the development and growth of the market for digital cinema and Dolby's ability to successfully penetrate this market; and other risks detailed in Dolby's Securities and Exchange Commission filings and reports, including the risks identified under the section captioned "Risk Factors" in its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

    About Dolby Laboratories

    Dolby Laboratories (NYSE:DLB) develops and delivers products and technologies that make the entertainment experience more realistic and immersive. For four decades, Dolby has been at the forefront of defining high-quality audio and surround sound in cinema, broadcast, home audio systems, cars, DVDs, headphones, games, televisions, and personal computers. For more information about Dolby Laboratories or Dolby technologies, please visit www.dolby.com.

    Dolby and the double-D symbol are registered trademarks of Dolby Laboratories. S07/17915 DLB-F


                       DOLBY LABORATORIES, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS


                                             Fiscal Quarter Ended
                                         -----------------------------
                                         December 30,   December 29,
                                              2005           2006
                                         -------------- --------------
                                                  (unaudited)
                                          (in thousands, except per
                                                 share amounts)
Revenue:
    Licensing                                  $68,982        $82,375
    Product sales                               16,004         15,210
    Services                                     6,039          6,857
----------------------------------------------------------------------
        Total revenue                           91,025        104,442

Cost of revenue:
    Cost of licensing                            6,601          7,660
    Cost of product sales (1)                   12,681          8,686
    Cost of services (1)                         2,889          2,683
----------------------------------------------------------------------
        Total cost of revenue                   22,171         19,029
Gross margin                                    68,854         85,413
Operating expenses:
    Selling, general and administrative
     (1)                                        36,537         37,311
    Research and development (1)                 7,942          8,836
----------------------------------------------------------------------
        Total operating expenses                44,479         46,147
----------------------------------------------------------------------
Operating income                                24,375         39,266
Other income, net                                3,699          5,427
----------------------------------------------------------------------
Income before provision for income taxes
 and controlling interest                       28,074         44,693
Provision for income taxes                      10,486         14,452
----------------------------------------------------------------------
Income before controlling interest              17,588         30,241
Controlling interest in net income                (319)          (348)
----------------------------------------------------------------------
Net income                                     $17,269        $29,893
----------------------------------------------------------------------


Basic net income per share                       $0.17          $0.28
Diluted net income per share                     $0.16          $0.27
----------------------------------------------------------------------

Weighted-average shares outstanding
 (basic)                                       104,295        107,947
Weighted-average shares outstanding
 (diluted)                                     110,190        112,767
----------------------------------------------------------------------


(1) Stock-based compensation included in net income above was classified as follows:
    Cost of product sales                         $202           $218
    Cost of services                               130             37
    Selling, general and administrative          4,104          3,859
    Research and development                       673            747




                       DOLBY LABORATORIES, INC.
                     CONSOLIDATED BALANCE SHEETS

                                         September 29,  December 29,
                                              2006           2006
                                         -------------- --------------
                                                  (unaudited)
                                                (in thousands)
                 ASSETS
Current assets:
    Cash and cash equivalents                 $412,487       $409,265
    Short-term investments                      73,212        119,129
    Accounts receivable, net                    23,550         16,886
    Inventories                                 11,104         11,585
    Income tax receivable                        1,371          1,586
    Deferred income taxes                       44,568         44,980
    Prepaid expenses and other current
     assets                                      6,340          8,358
----------------------------------------------------------------------
        Total current assets                   572,632        611,789

Property, plant and equipment, net              76,995         77,179
Intangible assets, net                          14,954         14,426
Goodwill                                        23,188         24,331
Long-term investments                           32,909         50,078
Long-term deferred income taxes                 11,100         10,013
Other assets                                     7,510          7,797
----------------------------------------------------------------------
        Total assets                          $739,288       $795,613
----------------------------------------------------------------------

  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable and accrued
     liabilities                               $79,336        $81,130
    Income taxes payable                         5,719          6,336
    Current portion of debt                      1,441          1,483
    Deferred revenue                             6,358          7,559
----------------------------------------------------------------------
        Total current liabilities               92,854         96,508

Long-term debt                                  10,893         10,697
Other non-current liabilities                   21,342         21,661
----------------------------------------------------------------------
        Total liabilities                      125,089        128,866

Controlling interest                            19,911         20,754
Stockholders' equity:
    Class A common stock                            37             39
    Class B common stock                            70             69
    Additional paid-in capital                 323,449        341,400
    Retained earnings                          266,918        296,811
    Accumulated other comprehensive
     income                                      3,814          7,674
----------------------------------------------------------------------
        Total stockholders' equity             594,288        645,993
----------------------------------------------------------------------
        Total liabilities and
         stockholders' equity                 $739,288       $795,613
----------------------------------------------------------------------


    CONTACT: Dolby Laboratories
             Investor Contact:
             Alex Hughes, 415-645-4572
             investor@dolby.com
             Media Contact:
             Paula Dunn, 415-645-5000
             news@dolby.com